Exhibit (s)
POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS
     The undersigned directors and officers of KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC. (the “Company”) hereby appoint DAVID A. HEARTH (with full power to act alone), their attorney-in-fact and agent, in all capacities, to execute the Company’s Registration Statement on Form N-2 in connection with the Company’s offering of its common stock under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (File Nos. 333-169177 and 811-22467, respectively), to execute any and all amendments thereto (including post-effective amendments) (collectively, as amended and including post-effective amendments, the “Registration Statement”), and to execute any registration statement (including post-effective amendments thereto) filed by the Company pursuant to Rule 462(b) under the Securities Act which relates to the Registration Statement, and, in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the United States Securities and Exchange Commission and any other applicable regulatory authority. The undersigned directors and officers of the Company grant to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
     The undersigned directors and officers of Kayne Anderson Midstream/Energy Fund, Inc. hereby execute this Power of Attorney in the capacities and on the dates indicated.

By:	/s/ Kevin S. McCarthy	Date: November 22, 2010

Kevin S. McCarthy, Chairman of the Board of Directors, President and Chief Executive Officer

By:	/s/ Terry A. Hart	Date: November 22, 2010

Terry A. Hart, Chief Financial Officer and Treasurer

By:	/s/ William R. Cordes	Date: November 22, 2010

William R. Cordes, Director

By:	/s/ Barry R. Pearl	Date: November 22, 2010

Barry R. Pearl, Director

By:	/s/ Albert L. Richey	Date: November 22, 2010

Albert L. Richey, Director

By:	/s/ William L. Thacker	Date: November 22, 2010

William L. Thacker, Director